Advanced Emissions Solutions Reports Second Quarter 2022 Results
Consumables revenue growth of 42% compared to the prior year

Production volume at Red River plant above expectations for the quarter, demand remains very strong across end markets

GREENWOOD VILLAGE, Colorado, August 15, 2022 - GlobeNewswire - Advanced Emissions Solutions, Inc. (NASDAQ: ADES) (the "Company" or "ADES") today filed its Quarterly Report on Form 10-Q and reported financial results for the quarter ended June 30, 2022, including information about its equity investments in Tinuum Group, LLC and Tinuum Services, LLC (collectively "Tinuum"), of which ADES owns 42.5% and 50%, respectively.
Second Quarter Highlights
•Production volume of activated carbon products at our Red River plant exceeded internal expectations.
•Second quarter consumables revenue was $24.7 million compared to $17.4 million in the prior year period.
•Second quarter net loss was $0.3 million compared to net income of $16.6 million in the prior year period, which reflects the wind down of the Tinuum investments at the end of 2021.
•Second quarter Consolidated Adjusted EBITDA was $2.2 million compared to $21.2 million in the prior year period, as the prior year period includes $24.3 million of Consolidated Adjusted EBITDA from the Tinuum investments.
•Cash balances as of June 30, 2022, including restricted cash, totaled $90.8 million, compared to $88.8 million as of December 31, 2021. The Company's only debt outstanding are finance lease obligations which total $5.2 million.
•Tinuum's second quarter distributions to ADES totaled $3.1 million compared to $20.6 million in the prior year period.
•In May 2021, the Company initiated a strategic review to assess a range of strategic alternatives to maximize shareholder value. The Company is pleased with the progress of our strategic review process. While there is always a risk in a complex process, the Company hopes to finalize a potential transaction in the very near term.
“We delivered another strong quarter of consumables revenue growth as our Red River plant’s utilization rate remains high and favorable macro-economic dynamics are supporting strong demand for our activated carbon products,” said Greg Marken, CEO of ADES. “Our production volume once again exceeded internal expectations, resulting in a more flexible inventory position, thus allowing us to proactively navigate tight supply conditions as well as global supply-chain challenges. Though we expect these challenges to remain throughout the remainder of the year, we continue to institute improvements to our commercial contracts while maintaining high renewal rates on expiring contracts. Looking ahead, it is clear that high natural gas prices will continue to support near-term demand for our technologies while we continue to successfully gain ground in the Water and Industrial markets."
Marken concluded, “Lastly, we continue to be pleased with the progress of our strategic review process and will hopefully be in a position to provide additional updates in the very near term. We are encouraged with both the current status of negotiations as well as with the option available to us. Our focus remains on seeking a resolution that maximizes value for our shareholders. We will not be providing further comments on this topic until we have something definitive to share. Meanwhile, we continue to aim toward improving profitability at our Red River plant and fulfilling our customer commitments."
Second Quarter and First Half 2022 Results
Second quarter revenues and costs of revenues were $24.7 million and $19.9 million, respectively, compared to $21.1 million and $14.7 million for the second quarter of 2021. First half revenues and costs of revenues were $51.1 million and $41.4 million, respectively, compared to $43.7 million and $28.7 million for the comparable period in the prior year. The revenue improvement was the result of higher sales of consumable products, which more than offset the loss of royalty earnings from the former Refined Coal segment in the prior year period.

Second quarter other operating expenses were $7.6 million compared to $5.9 million for the second quarter of 2021. First half other operating expenses were $15.8 million compared to $14.2 million in the prior year period. The 2021 other operating expenses included a gain recognized on the change of estimate of the Company’s asset retirement obligations of $1.9 million.
Second quarter earnings from equity method investments were $2.4 million, compared to $21.4 million in the second quarter of 2021. First half earnings from equity method investments totaled $3.2 million, compared to $39.7 million in the prior year period. The decrease in earnings from equity method investments is the result of all remaining invested Refined Coal facilities reaching the end of their tax credit generation period as of December 31, 2021.
Second quarter interest expense was $0.1 million, compared to $0.5 million in the second quarter of 2021. First half interest expense was $0.2 million compared to $1.3 million in the prior year period. The decrease in interest expense was primarily driven by the full repayment of the Company’s senior term loan during the second quarter of 2021.
The Company did not recognize any income tax expense or benefit for the second quarter of 2022 compared to income tax expense of $4.9 million for the second quarter of 2021. The Company also did not recognize any income tax expense or benefit in the first six months, versus the $9.4 million expense in the prior year period.
The Company reported a net loss of $0.3 million for the second quarter of 2022, compared to net income of $16.6 million for the second quarter of 2021. First half net loss was $3.4 million compared to net income of $30.3 million in the prior year period. The decline was primarily due to lower earnings from equity method investments as a result of the wind down of the Tinuum investments.
Second quarter Consolidated Adjusted EBITDA was $2.2 million compared to $21.2 million in the second quarter of 2021. First half Consolidated Adjusted EBITDA was $3.1 million compared to $47.4 million for the comparable period in 2021. The decline in Consolidated Adjusted EBITDA was mainly the result of the decline in earnings from the former Refined Coal segment. See note below regarding the use of the Non-GAAP financial measure Consolidated Adjusted EBITDA and a reconciliation to the most comparable GAAP financial measure.
Conference Call and Webcast Information
The Company has scheduled a conference call to begin at 9:00 a.m. Eastern Time on Tuesday, August 16, 2022. The conference call webcast information will be available via the Investor Resources section of ADES's website at www.advancedemissionssolutions.com. Interested parties may also participate in the call by registering at http://events.q4inc.com/attendee/426128146. Senior management plans to reference a supplemental investor presentation during the conference call, which will be available on the Company's Investor Resources section of the website prior to the start of the conference call.

As part of the conference call, ADES will conduct a question and answer session. Investors are invited to email their questions in advance to ADES@alpha-ir.com.

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA brings together ADA Carbon Solutions, LLC, a leading provider of powder activated carbon ("PAC") and ADA-ES, Inc., the providers of ADA® M-Prove™ Technology.  We provide products and services to control mercury and other contaminants at coal-fired power generators and other industrial companies. Our broad suite of complementary products control contaminants and help our customers meet their compliance objectives consistently and reliably.

CarbPure Technologies LLC, (“CarbPure”), formed in 2015 provides high-quality PAC and granular activated carbon ideally suited for treatment of potable water and wastewater. Our affiliate company, ADA Carbon Solutions, LLC manufactures the products for CarbPure.

Caution on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements regarding the Company's expected future performance, opportunities and results from the Company's review of strategic alternatives, among other matters. These statements are based on current expectations, estimates, projections, beliefs and assumption of the Company's management. These forward-looking statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, opportunities for additional sales of our lignite activated carbon products and end-market diversification, the outcome of the review of strategic alternatives, our ability to meet customer supply requirements, the rate of coal-fired power generation in the United States, timing of new and pending regulations and any legal challenges to or extensions of compliance dates of them; the US government’s failure to promulgate regulations that benefit our business; changes in laws and regulations, IRS interpretations or guidance, accounting rules, any pending court decisions, prices, economic conditions and market demand; impact of competition; availability, cost of and demand for alternative energy sources and other technologies; technical, start up and operational difficulties; competition within the industries in which we operate; loss of key personnel; ongoing effects of the COVID-19 pandemic and associated economic downturn on our operations and prospects; the impact of inflation on our operations, as well as other factors relating to our business, as described in our filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2021, with particular emphasis on the risk factor disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements and to consult filings we have made and will make with the SEC for additional discussion concerning risks and uncertainties that may apply to our business and the ownership of our securities. In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this press release. Such changes in our intentions my also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise. The forward-looking statements speak only as to the date of this press release and we disclaim any duty to update such statements unless required by law to do so.
Source: Advanced Emissions Solutions, Inc.
Investor Contact:
Alpha IR Group
Ryan Coleman or Chris Hodges
312-445-2870
ADES@alpha-ir.com

TABLE 1
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
(in thousands, except share data)	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$80,819	$78,753
Receivables, net	12,659	12,622
Receivables, related parties	—	2,481
Inventories, net	12,109	7,850
Prepaid expenses and other current assets	7,441	6,661
Total current assets	113,028	108,367
Restricted cash, long-term	10,000	10,027
Property, plant and equipment, net of accumulated depreciation of $9,428 and $7,684, respectively	31,149	30,171
Other long-term assets, net	29,575	36,871
Total Assets	$183,752	$185,436
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$14,150	$16,486
Current portion of finance lease obligations	1,235	1,011
Other current liabilities	5,202	5,124
Total current liabilities	20,587	22,621
Long-term finance lease obligations, net of current portion	3,998	3,152
Other long-term liabilities	14,662	12,362
Total Liabilities	39,247	38,135
Commitments and contingencies
Stockholders’ equity:
Preferred stock: par value of $.001 per share, 50,000,000 shares authorized, none outstanding	—	—
Common stock: par value of $.001 per share, 100,000,000 shares authorized, 23,693,208 and 23,460,212 shares issued, and 19,075,062 and 18,842,066 shares outstanding at June 30, 2022 and December 31, 2021, respectively	24	23
Treasury stock, at cost: 4,618,146 and 4,618,146 shares as of June 30, 2022 and December 31, 2021, respectively	(47,692)	(47,692)
Additional paid-in capital	102,668	102,106
Retained earnings	89,505	92,864
Total Stockholders’ Equity	144,505	147,301
Total Liabilities and Stockholders’ Equity	$183,752	$185,436

TABLE 2
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2022	2021	2022	2021
Revenues:
Consumables	$24,739	$17,408	$51,141	$35,949
License royalties, related party	—	3,657	—	7,723
Total revenues	24,739	21,065	51,141	43,672
Operating expenses:
Consumables cost of revenue, exclusive of depreciation and amortization	19,910	14,732	41,417	28,716
Payroll and benefits	2,519	2,908	5,145	5,377
Legal and professional fees	1,555	1,431	3,727	3,234
General and administrative	1,869	1,593	3,795	3,508
Depreciation, amortization, depletion and accretion	1,588	1,904	3,094	4,010
Loss (gain) on change in estimate, asset retirement obligation	34	(1,942)	34	(1,942)
Total operating expenses	27,475	20,626	57,212	42,903
Operating (loss) income	(2,736)	439	(6,071)	769
Other income (expense):
Earnings from equity method investments	2,389	21,437	3,222	39,749
Interest expense	(90)	(493)	(176)	(1,330)
Other	111	150	(334)	571
Total other income	2,410	21,094	2,712	38,990
(Loss) income before income tax expense	(326)	21,533	(3,359)	39,759
Income tax expense	—	4,943	—	9,432
Net (loss) income	$(326)	$16,590	$(3,359)	$30,327
(Loss) earnings per common share:
Basic	$(0.02)	$0.91	$(0.18)	$1.66
Diluted	$(0.02)	$0.90	$(0.18)	$1.65
Weighted-average number of common shares outstanding:
Basic	18,473	18,271	18,409	18,219
Diluted	18,473	18,398	18,409	18,356

TABLE 3
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2022	2021
Cash flows from operating activities
Net (loss) income	$(3,359)	$30,327
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, amortization, depletion and accretion	3,094	4,010
Earnings from equity method investments	(3,222)	(39,749)
Operating lease expense	1,300	912
Stock-based compensation expense	948	987
Deferred income tax expense	—	6,817
Amortization of debt discount and debt issuance costs	—	945
Loss (gain) on change in estimate, asset retirement obligation	34	(1,942)
Other non-cash items, net	449	(319)
Changes in operating assets and liabilities:
Receivables and related party receivables	2,444	1,362
Prepaid expenses and other assets	(779)	(723)
Inventories, net	(4,079)	1,327
Other long-term assets, net	2,942	(2,746)
Accounts payable and accrued expenses	(2,509)	(447)
Other current liabilities	(450)	(1,468)
Operating lease liabilities	1,999	2,048
Other long-term liabilities	649	(2,334)
Distributions from equity method investees, return on investment	2,297	19,144
Net cash provided by operating activities	1,758	18,151
Cash flows from investing activities
Distributions from equity method investees in excess of cumulative earnings	3,316	24,732
Acquisition of property, plant, equipment, and intangible assets, net	(2,889)	(4,573)
Mine development costs	(326)	(653)
Proceeds from sale of property and equipment	1,204	895
Net cash provided by investing activities	1,305	20,401
Cash flows from financing activities
Principal payments on finance lease obligations	(594)	(818)
Repurchase of common shares to satisfy tax withholdings	(385)	(241)
Dividends paid	(45)	(90)
Principal payments on term loan	—	(16,000)
Net cash used in financing activities	(1,024)	(17,149)
Increase in Cash and Restricted Cash	2,039	21,403
Cash and Restricted Cash, beginning of period	88,780	35,932
Cash and Restricted Cash, end of period	$90,819	$57,335
Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property and equipment through finance lease	$1,641	$—
Acquisition of property and equipment through accounts payable	$173	$163

Note on Non-GAAP Financial Measures
To supplement the Company's financial information presented in accordance with U.S. generally accepted accounting principles, ("GAAP"), the Press Release includes non-GAAP measures of certain financial performance. The non-GAAP measures include Consolidated Adjusted EBITDA. The Company included non-GAAP measures because management believes that they help to facilitate comparison of operating results between periods. The Company believes the non-GAAP measures provide useful information to both management and users of the financial statements by excluding certain expenses that may not be indicative of core operating results and business outlook. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures.
The Company has defined Consolidated Adjusted EBITDA as net income, adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: depreciation, amortization, depletion and accretion, amortization of upfront customer consideration that was recorded as a component of the Marshall Mine Acquisition ("Upfront Customer Consideration"), interest expense, net, income tax expense; then reduced by the non-cash impact of equity earnings from equity method investments and the loss (gain) on change in estimate, asset retirement obligation and increased by cash distributions from equity method investments and the loss on early settlement of the Norit Receivable. The Company believes that the Consolidated Adjusted EBITDA measure is less susceptible to variances that affect the Company's operating performance.
The Company presents the non-GAAP measures because the Company believes they are useful as supplemental measures in evaluating the performance of the Company's operating performance and provide greater transparency into the results of operations. The Company's management uses Consolidated Adjusted EBITDA as a factor in evaluating the performance of its business. The adjustments to Consolidated Adjusted EBITDA in future periods are generally expected to be similar. Consolidated Adjusted EBITDA has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analyzing the Company's results as reported under GAAP.

TABLE 4

Advanced Emissions Solutions, Inc. and Subsidiaries
Consolidated Adjusted EBITDA Reconciliation to Net (Loss) Income
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Net (loss) income	$(326)	$16,590	$(3,359)	$30,327
Depreciation, amortization, depletion and accretion	1,588	1,904	3,094	4,010
Amortization of Upfront Customer Consideration	127	127	254	254
Interest expense, net	54	434	118	1,163
Income tax expense	—	4,943	—	9,432
Consolidated EBITDA	1,443	23,998	107	45,186
Cash distributions from equity method investees	3,100	20,625	5,613	43,876
Equity earnings	(2,389)	(21,437)	(3,222)	(39,749)
Loss (gain) on change in estimate, asset retirement obligation	34	(1,942)	34	(1,942)
Loss on early settlement of Norit Receivable	—	—	535	—
Consolidated Adjusted EBITDA	$2,188	$21,244	$3,067	$47,371